EXHIBIT 4.1

                                Interactive Data
                          FINANCIAL TIMES Information
               100 William Street, 15th Floor, New York, NY 10038
                  USA Tel: (212) 269-6300 Fax: (212) 771-6445


July 20, 1999


Van Kampen Funds Inc.
One Parkview Plaza
Oakbrook Terrace, IL 60181


Re: Van Kampen Focus Portfolios Financial Institutions Trust, Series 1 Global Energy Trust, Series 10 (A Unit Investment Trust) Registered Under the Securities Act of 1933, File No. 333-81671


Gentlemen:

         We have examined the Registration Statement for the above captioned Fund, a copy of which is attached hereto.

         We hereby consent to the reference in the Prospectus and Registration Statement for the above captioned Fund to Interactive Data Corporation, as the Evaluator, and to the use of the Obligations prepared by us which are referred to in such Prospectus and Statement.

         You are authorized to file copies of this letter with the Securities and Exchange Commission.

Very truly yours,

James Perry
Vice President